Exhibit 99.3

AGREEMENT

AGREEMENT, dated as of the 13th day of July, 2012, by and among between Xodtec LED, Inc., a Nevada corporation (“Xodtec”) and Hui-Yun Lo (“Lo”).

W I T N E S S E T H:

WHEREAS, Xodtec is indebted to Lo in the amount of $100,000; and

WHEREAS, Xodtec desires to dispose of the capital stock of Xodtec Technology Co., Ltd. and its 35% interest in Radiant Sun Development S.A., a company organized under the laws of the Independent State of Samoa (collectively, the “Subsidiaries”); and

WHEREAS, Lo desires to acquire Xodtec’s interest in the Subsidiaries in exchange for cancellation of $100,000 principal amount of indebtedness due by Xodtec to Lo;

WHEREFORE, the parties agree as follows:

1.           Xodtec shall transfer and convey to Lo all of its right, title and interest in and to the capital stock of the Subsidiaries in exchange for cancellation of $100,000 of indebtedness from Xodtec to Lo, and Lo agrees to the cancellation of such indebtedness.

2.           Lo, by executing this agreement, hereby cancels and waives any right she may have to $500,000 principal amount of indebtedness, plus accrued interest, if any, due to her from Xodtec.

3.           Xodtec represents and warrants to Lo as follows:

(a)           Xodtec has the full power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)           Xodtec is the beneficial and record owner of the stock or other equity interest in the Subsidiaries, subject to no lien, security interest, judgment, spousal right, option or right or any encumbrance of any kind and description on behalf of any person.

4.           Xodtec shall hold Lo harmless for any commission and/or fees agreed to be paid by Xodtec to any broker, finder or other person or entity acting or purporting to act in a similar capacity engaged by Xodtec.  Lo shall hold Xodtec harmless for any commission and/or fees agreed to be paid by Lo to any broker, finder or other person or entity acting or purporting to act in a similar capacity.

5.           This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the Republic of China.

6.           ALL PARTIES HERETO AGREE THAT THEY IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW.

7.           The representations and warranties contained herein shall terminate upon the delivery to Lo of Xodtec’s interest in the Subsidiaries.

8.           Any notice, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered by facsimile or e-mail (if receipt is confirmed by the recipient) or sent by messenger or overnight courier service which provides evidence of delivery or by certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when delivered, to the parties at their addresses set forth on the signature page of this Agreement.   If any party refuses to accept delivery (other than notice given by e-mail or telecopier), notice shall be deemed to have been given on the date of attempted delivery.  Any party may, by like notice, change the person, address or telecopier number to which notice should be sent.

9.           This Agreement may be executed by facsimile or scanned document via email in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement.

10.         This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Agreement is executed the day and year first above written.

Address, e-mail, telecopier no.	Signature

2F, No.139, Jian 1st Rd., Jhonghe City, Taipei County 235, Taiwan (R.O.C.)	XODTEC LED, INC.
e-mail: curtis.su@xodtec.com	By:	/s/ Yao-Ting Su
Fax:		Yao-Ting Su, CEO

/s/ Hui-Yun Lo
Hui-Yun Lo